Exhibit 99.2

Exhibit 99.2

2Q15 Financial Results

July 21, 2015

Forward-looking statements

This document contains forward-looking statements within the Private Securities Litigation Reform Act of 1995. Any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.”

Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:

negative economic conditions that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits which may affect, among other things, the level of nonperforming assets, charge-offs and provision expense;

the rate of growth in the economy and employment levels, as well as general business and economic conditions;

our ability to implement our strategic plan, including the cost savings and efficiency components, and achieve our indicative performance targets; our ability to remedy regulatory deficiencies and meet supervisory requirements and expectations; liabilities resulting from litigation and regulatory investigations;

our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;

the effect of the current low interest rate environment or changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale;

changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets;

the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;

financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-

Frank Act and other legislation and regulation relating to bank products and services;

a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber attacks; management’s ability to identify and manage these and other risks; and any failure by us to successfully replicate or replace certain functions, systems and infrastructure provided by The Royal Bank of Scotland Group plc (RBS).

In addition to the above factors, we also caution that the amount and timing of any future common stock dividends or share repurchases will depend on our financial condition, earnings, cash needs, regulatory constraints, capital requirements (including requirements of our subsidiaries), and any other factors that our board of directors deems relevant in making such a determination. Therefore, there can be no assurance that we will pay any dividends to holders of our common stock, or as to the amount of any such dividends. In addition, the timing and manner of the sale of RBS’s remaining ownership of our common stock remains uncertain, and we have no control over the manner in which RBS may seek to divest such remaining shares. Any such sale would impact the price of our shares of common stock.

More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the United States Securities and Exchange Commission on March 3, 2015.

Note: Percentage changes, per share amounts, and ratios presented in this document are calculated using whole dollars.

1

2Q15 highlights

Improving profitability and returns	■ GAAP diluted EPS of \$0.35; Adjusted diluted EPS[1] of \$0.40, up 3% from 1Q15 and 8% from 2Q14 ■ Adjusted ROTCE[1] of 6.7% vs. 6.3% in 2Q14 ■ Over 510 bps of Adjusted operating leverage[1] YoY, and 130 bps QoQ
Continued progress on strategic growth and efficiency initiatives	■ Generated 9% YoY average loan growth, with strength in Commercial, Auto, Mortgage and Student – YoY average loan growth of \$7.6 billion broadly on target, with \$4.2 billion in total commercial, \$3.0 billion in auto, and a net \$407 million across other portfolios ■ Progress on strategic initiatives – Consumer - solid HH growth with improving cross-sell, good traction in organic mortgage, auto and student originations; Commercial - Capital Markets fees up 15% YoY and strong loan growth across major businesses ■ Continued good expense discipline - Adjusted noninterest expense[1] down 4% YoY – remain on track to deliver targeted \$200 million end of 2016 goal ■ Launched new initiatives to help maintain upward financial trajectory
Excellent credit quality and progress on risk management	■ Continued strong credit quality with nonperforming loans down 8% from 1Q15, and net charge-off ratio of 0.33%, compared with 0.31% in 2Q14 which included the benefit of a large commercial recovery ■ Allowance for loan and lease losses of 1.24% of total loans and leases broadly stable with 1Q15 ■ NPLs down \$86 million (8%); NPLs as a % of total loans and leases of 1.09%, down from 1.20% in 1Q15
Strong capital, liquidity, and funding	■ Robust capital levels with a Common Equity Tier 1 Ratio of 11.8%; 3% growth from 2Q14 in tangible book value/share[1] to \$24.03 ■ Average deposits grew \$6.4 billion, or 7% vs 2Q14; loan-to-deposit ratio of 97% ■ In early April executed \$250 million preferred stock offering and share repurchase

1 Adjusted results are non-GAAP items and exclude the effect of net restructuring charges and special items associated with Chicago Divestiture, efficiency and effectiveness programs and separation from RBS. See important information on use of Non-GAAP items in the Appendix. "Chicago Divestiture" refers to the June 23, 2014 sale of the Chicago-area Charter One branches, small business and select middle market relationships.

Citizens Financial Group, Inc.

2

Financial summary – GAAP

$s in millions	2Q15	1Q15	2Q14	2Q15 change from 1Q15 $	2Q15 change from 1Q15 %	2Q15 change from 2Q14 $	2Q15 change from 2Q14 %
Net interest income	$ 840	$ 836	$ 833	$ 4	— %	$ 7	1 %
Noninterest income	360	347	640	13	4	(280)	(44)
Total revenue	1,200	1,183	1,473	17	1	(273)	(19)
Noninterest expense	841	810	948	31	4	(107)	(11)
Pre-provision profit	359	373	525	(14)	(4)	(166)	(32)
Provision for credit losses	77	58	49	19	33	28	57
Income before income tax expense	282	315	476	(33)	(10)	(194)	(41)
Income tax expense	92	106	163	(14)	(13)	(71)	(44)
Net income	**$ 190**	**$ 209**	**$ 313**	**$ (19)**	(9) %	**$ (123)**	(39) %
$s in billions							
Average interest earning assets	$ 123.2	$ 121.3	$ 116.0	$ 1.9	2 %	$ 7.2	6 %
Average deposits[2]	$ 98.5	$ 95.6	$ 92.2	$ 2.9	3 %	$ 6.4	7 %
Key metrics							
Net interest margin	2.72 %	2.77 %	2.87 %	(5) bps		(15) bps	
Loan-to-deposit ratio (period-end)[2]	96.6 %	95.8 %	97.2 %	80 bps		(56) bps	
ROTCE[1,3]	5.9 %	6.5 %	9.6 %	(63) bps		(369) bps	
ROTA[1,4]	0.6 %	0.7 %	1.0 %	(8) bps		(45) bps	
Efficiency ratio[1]	70 %	68 %	64 %	153 bps		569 bps	
FTEs[5]	17,903	17,792	18,049	111	1 %	(146)	(1) %
Per common share							
Diluted earnings	$ 0.35	$ 0.38	$ 0.56	$ (0.03)	(8) %	$ (0.21)	(38) %
Tangible book value[1]	$ 24.03	$ 23.96	$ 23.39	$ 0.07	—	$ 0.64	3
Average diluted shares outstanding (in millions)	539.9	549.8	560.0	(9.9)	(2) %	(20.1)	(4) %

Highlights

Linked quarter:

- Net income down $19 million driven by a $19 million increase in provision expense and a $30 million increase in restructuring charges and special items
- NII up slightly, reflecting the benefit of 2% loan growth and an additional day
- Noninterest income up $13 million with growth in most categories
- Noninterest expense up $31 million, driven by a $30 million increase in restructuring charges and special items
  - Investments to drive future growth continue, offset by efficiency program results
- Provision expense up $19 million from lower 1Q15 levels that reflected strong recoveries

Prior year quarter:

- Net income down $123 million driven by the 2Q14 Chicago Divestiture gain
- NII up $7 million, despite an estimated $13 million decrease tied to Chicago Divestiture
  - 6% average earning asset growth
- Noninterest income down $280 million, driven by estimated $300 million impact of the Chicago Divestiture; underlying growth of 6%
- Noninterest expense down 11%
- Provision increased $28 million, reflecting loan growth and lower recoveries

1 Non-GAAP item. See important information on use of Non-GAAP items in the Appendix.
2 Includes held for sale.
3 Return on average tangible common equity.
4 Return on average total tangible assets.
5 Full-time equivalent employees.

Citizens Financial Group, Inc.

3

Restructuring charges and special items

GAAP results included restructuring charges and special items related to enhancing efficiencies and improving processes across the organization and separation from The Royal Bank of Scotland Group plc (“RBS”).

Restructuring charges and special items1 2Q15 change from

($s in millions, except per share data) 2Q15 1Q15 2Q14 1Q15 2Q14

Pre-tax net gain on Chicago Divestiture $ — $ — $ 288 $ — $ (288)

After-tax net gain on Chicago Divestiture $ — $ — $ 180 $ — (180)

Pre-tax total noninterest expense

restructuring charges and special items 40 10 115 30 (75)

After-tax total noninterest expense

restructuring charges and special items 25 6 72 19 (47)

Pre-tax restructuring charges and

special items (40) (10) 173 (30) (213)

After-tax restructuring charges and

special items (25) (6) 108 (19) (133)

Diluted EPS impact $ (0.05) $ (0.01) $ 0.19 $ (0.04) $ (0.24)

1	See page 28 for additional details.
4

Adjusted 2Q15 financial summary - excluding restructuring charges and special items[1]

$s in millions	2Q15	1Q15	2Q14	2Q15 change from 1Q15 $	2Q15 change from 1Q15 %	2Q15 change from 2Q14 $	2Q15 change from 2Q14 %	Excluding the estimated impact of Chicago Divestiture[6]
Net interest income	$ 840	$ 836	$ 833	$ 4	— %	$ 7	1 %	↑ 2%
Adjusted noninterest income[1]	360	347	352	13	4	8	2	↑ 6%
Adjusted total revenue[1]	1,200	1,183	1,185	17	1	15	1	↑ 3%
Adjusted noninterest expense[1]	801	800	833	1	—	(32)	(4)	↓ 1%
Adjusted pre-provision profit[1]	399	383	352	16	4	47	13	
Provision for credit losses	77	58	49	19	33	28	57	
Adjusted pretax income[1]	322	325	303	(3)	(1)	19	6	
Adjusted income tax expense[1]	107	110	98	(3)	(3)	9	9	
Adjusted net income[1]	**$ 215**	**$ 215**	**$ 205**	**$ —**	**— %**	**$ 10**	**5 %**	
$s in billions								
Average interest earning assets	$ 123.2	$ 121.3	$ 116.0	$ 1.9	2 %	$ 7.2	6 %	
Average deposits[2]	$ 98.5	$ 95.6	$ 92.2	$ 2.9	3 %	$ 6.4	7 %	
Key metrics								
Net interest margin	2.72 %	2.77 %	2.87 %	(5) bps		(15) bps		
Loan-to-deposit ratio (period-end)[2]	96.6 %	95.8 %	97.2 %	80 bps		(56) bps		
Adjusted ROTCE[1,3]	6.7 %	6.7 %	6.3 %	(6) bps		39 bps		
Adjusted ROTA[1,4]	0.7 %	0.7 %	0.7 %	(2) bps		(1) bps		
Adjusted efficiency ratio[1]	67 %	68 %	70 %	(95) bps		(353) bps		
FTEs[5]	17,903	17,792	18,049	111	1 %	(146)	(1) %	
Per common share								
Adjusted diluted EPS[1]	$ 0.40	$ 0.39	$ 0.37	$ 0.01	3 %	$ 0.03	8 %	
Tangible book value[1]	$ 24.03	$ 23.96	$ 23.39	$ 0.07	—	$ 0.64	3	
Average diluted shares outstanding (in millions)	539.9	549.8	560.0	(9.9)	(2) %	(20.1)	(4) %	

Highlights

Linked quarter:

- Adjusted net income remained stable reflecting revenue growth, expense discipline and an expected increase in provision expense
- Total revenue up $17 million
  - NII up $4 million as the benefit of 2% loan growth and an additional day in the quarter was muted by the continued impact of the rate environment on earning asset yields
  - Noninterest income up $13 million on growth across most categories
- Adjusted noninterest expense remained broadly flat
- Adjusted efficiency ratio improved 95 basis points
- Provision expense up 33% from 1Q15 levels which included strong commercial recoveries

Prior year quarter:

- Adjusted net income up 5% reflecting impact of positive operating leverage, partially offset by a $28 million increase in provision expense
- Adjusted total revenue up $15 million despite an estimated $25 million impact related to the 2Q14 Chicago Divestiture[6]
  - NII up 2% excluding the Chicago Divestiture[6] with 6% earning asset growth muted by lower yields
  - Adjusted noninterest income up 2%; 6% excluding the Chicago Divestiture[6]
  - Adjusted noninterest expense down 4%; 1% excluding the Chicago Divestiture[6]
- Adjusted efficiency ratio improved by 353 bps

1 Non-GAAP item. Adjusted results exclude the effect of net restructuring charges and special items associated with Chicago Divestiture, efficiency and effectiveness programs and separation from RBS. See important information on use of Non-GAAP items in the Appendix.
2 Includes held for sale.
3 Adjusted return on average tangible common equity.
4 Adjusted return on average total tangible assets.
5 Full-time equivalent employees.
6 Adjusts 2Q14 results for an estimated $13 million of NII, $12 million of noninterest income and $21 million of noninterest expense associated with the Chicago Divestiture.

Citizens Financial Group, Inc.

5

Net interest income

$s in millions, except earning assets



Net interest income
$116B
$117B
$119B
$121B
$123B
$820[1]
$833
$820
$840
$836
$840
2.87%
2.77%
2.80%
2.77%
2.72%
2Q14
3Q14
4Q14
1Q15
2Q15
Average interest earning assets
Net interest income
Net interest margin

Average interest-earning assets

$s in billions	2Q14	3Q14	4Q14	1Q15	2Q15
Retail loans	$47.5	$48.5	$49.8	$50.4	$50.9
Commercial loans	40.5	41.2	42.3	43.5	44.7
Investments and cash[2]	26.8	27.3	26.5	27.1	27.1
Loans held for sale[3]	1.2	0.2	0.2	0.3	0.5
Total interest-earning assets	$116.0	$117.2	$118.7	$121.3	$123.2
Loan Yields	3.40%	3.33%	3.34%	3.34%	3.30%
Cost of funds	0.43%	0.45%	0.49%	0.50%	0.52%

Highlights

Linked quarter:

- NII up slightly
  - Benefit of $1.7 billion increase in average loans and leases and an additional day in the quarter
  - Offset by lower investment portfolio yields reflecting an increase in securities portfolio premium amortization, continued pressure on loan yields and a modest uptick in deposit costs
- NIM decreased 5 bps to 2.72%
  - Benefit of initiatives to improve loan mix and adjustments to risk appetite more than offset by factors described above

Prior year quarter:

- NII up $7 million, or 1%, despite an estimated $13 million impact from Chicago Divestiture
  - 9% average loan growth, and reduction in pay-fixed swap costs, partially offset by continued pressure from the persistent low-rate environment and higher deposit costs
- NIM declined 15 bps to 2.72% largely driven by the continued impact of the low-rate environment

1 Represents estimated underlying net interest income adjusted for the effect of Chicago Divestiture.
2 Includes Interest-bearing cash and due from banks and deposits in banks.
3 2Q14 includes other loans held for sale associated with the Chicago Divestiture.

Citizens Financial Group, Inc.

6

Net interest margin

NIM% walk 1Q15 to 2Q15

(0.03%)

(0.01%) (0.01%)

2.77% 2.72%

1Q15 NIM% Loan yields, Investment Deposit costs 2Q15 NIM%

mix, & fees premium

amortization/

other

NIM% walk 2Q14 to 2Q15

0.04% (0.08%)

(0.05%)

(0.04%)

(0.02%)

2.87%

2.72%

2Q14 NIM% Pay-fixed Loan yields, Deposit costs Sub- Chicago 2Q15 NIM%

swap costs mix, & fees debt/Term Divestiture

issuance

7

Adjusted noninterest income[2]

$s in millions

	2Q15	1Q15	2Q14	2Q15 change from 1Q15 $	2Q15 change from 1Q15 %	2Q15 change from 2Q14 $	2Q15 change from 2Q14 %
Service charges and fees	$ 139	$ 135	$ 147	$ 4	3 %	$ (8)	(5) %
Card fees	60	52	61	8	15	(1)	(2)
Trust & investment services fees	41	36	42	5	14	(1)	(2)
Mortgage banking fees	30	33	14	(3)	(9)	16	114
Capital markets fees	30	22	26	8	36	4	15
FX & trade finance fees	22	23	22	(1)	(4)	—	—
Securities gains, net	9	8	—	1	13	9	—
Adjusted other income[1,2]	29	38	40	(9)	(24)	(11)	(28)
Adjusted noninterest income[2]	**$ 360**	**$ 347**	**$ 352**	**$ 13**	**4 %**	**$ 8**	**2[3] %**
Chicago Divestiture net gain	—	—	288	—	—	(288)	(100)
Noninterest income	**$ 360**	**$ 347**	**$ 640**	**$ 13**	**4 %**	**$ (280)**	**(44) %**



$360
$347
$352[2]
2Q15
1Q15
2Q14
Service charges and fees
Card fees
Trust and inv services
FX & trade finance fees
Mortgage banking fees
Capital markets fee income
Securities gains (losses)
Adjusted other income[2]

Highlights

Linked quarter:

- Noninterest income up $13 million on strength in capital markets, card fees, trust & investment services fees and service charges
  - Mortgage banking fees down $3 million driven by a $10 million gain on the sale of a portfolio in 1Q15, partially offset by positive MSR impact of $6 million
  - Adjusted other income down $9 million on a reduction in leasing income

Prior year quarter:

- Noninterest income down $280 million driven by a roughly $300 million reduction related to the Chicago Divestiture:
  - $16 million increase in mortgage banking largely on increased origination volumes
  - $8 million decrease in service charges with estimated $6 million tied to Chicago Divestiture
  - $11 million adjusted other income decrease, including a $9 million gain on sale of student loan portfolio in 2Q14

1 Other income includes bank owned life insurance and other income.
2 Non-GAAP item. Adjusted results exclude the effect of net gain associated with Chicago Divestiture. See important information on use of Non-GAAP items in the Appendix.
3 6% growth excluding the Chicago Divestiture

Citizens Financial Group, Inc.

8

Adjusted noninterest expense – excluding restructuring charges and special items[1]

$s in millions	2Q15	1Q15	2Q14	2Q15 change from 1Q15 $	2Q15 change from 1Q15 %	2Q15 change from 2Q14 $	2Q15 change from 2Q14 %
Adjusted salaries and benefits[1]	$ 405	$ 420	$ 424	$ (15)	(4) %	$ (19)	(4) %
Adjusted occupancy[1]	75	78	78	(3)	(4)	(3)	(4)
Adjusted equipment expense[1]	65	62	62	3	5	3	5
Adjusted outside services[1]	83	71	84	12	17	(1)	(1)
Adjusted amortization of software[1]	37	36	33	1	3	4	12
Adjusted other expense[1]	136	133	152	3	2	(16)	(11)
Adjusted noninterest expense[1]	**$ 801**	**$ 800**	**$ 833**	**$ 1**	— %	**$ (32)**	(4) %
Restructuring charges and special items	40	10	115	30	300	(75)	(65)
Total noninterest expense	**$ 841**	**$ 810**	**$ 948**	**$ 31**	4 %	**$ (107)**	(11) %



$801
$800
$833
67%
68%
70%
2Q15[2]
1Q15[2]
2Q14[2]

Full-time equivalents (FTEs)	17,903	17,792	18,049

Adjusted salary and benefits
Adjusted occupancy & equip
Adjusted all other
Adjusted efficiency ratio

Highlights

Linked quarter:

- Adjusted noninterest expense remained relatively stable as a decrease in salaries & benefits and occupancy was offset by increased outside services, equipment and software amortization
  - Adjusted salaries and benefits down $15 million driven by the impact of seasonally higher payroll taxes and incentives expense in 1Q15
    - FTEs up 111 reflecting continued investments to drive growth and effectiveness

Prior year quarter:

- Adjusted noninterest expense decreased $32 million, led by an estimated $21 million decrease related to the Chicago Divestiture
  - Efficiency initiatives further contributed to reduction, more than offsetting net investments to drive growth and effectiveness
- FTEs down 146 reflecting the impact of various efficiency initiatives, partially offset by investments in growth initiatives

1 Non-GAAP item. Adjusted results exclude the effect of net restructuring charges and special items associated with Chicago Divestiture, efficiency and effectiveness programs and separation from RBS. See important information on use of Non-GAAP items in the Appendix. Additional details on restructuring charges and special items provided on page 28.
2 Excludes restructuring charges and special items.

Citizens Financial Group, Inc.

9

Consolidated 2Q15 average balance sheet

$s in billions	2Q15	1Q15	2Q14	2Q15 change from 1Q15 $	2Q15 change from 1Q15 %	2Q15 change from 2Q14 $	2Q15 change from 2Q14 %
Investments and interest bearing deposits	$ 27.1	$ 27.1	$ 26.8	$ 0.1	— %	$ 0.3	1 %
Total commercial loans	44.7	43.5	40.5	1.2	3	4.2	10
Total retail loans	50.9	50.4	47.5	0.5	1	3.4	7
Total loans and leases	95.6	94.0	88.0	1.7	2	7.6	9
Loans held for sale	0.5	0.3	1.2	0.1	36	(0.7)	(61)
Total interest-earning assets	123.2	121.3	116.0	1.9	2	7.2	6
Total noninterest-earning assets	12.3	12.0	11.2	0.3	3	1.2	10
Total assets	**$ 135.5**	**$ 133.3**	**$ 127.1**	**$ 2.2**	2	**$ 8.4**	7
Low-cost core deposits[1]	51.1	49.8	47.6	1.2	2	3.4	7
Money market deposits	34.9	33.6	30.6	1.3	4	4.3	14
Term deposits	12.6	12.2	9.4	0.4	3	3.2	34
Held for sale	—	—	4.5	—	NM	(4.5)	(100)
Total deposits[2]	**$ 98.5**	**$ 95.6**	**$ 92.2**	**$ 2.9**	3	**$ 6.4**	7
Total borrowed funds	14.8	15.5	13.2	(0.7)	(5)	1.6	12
Total liabilities	**$ 115.9**	**$ 113.9**	**$ 107.5**	**$ 2.0**	2	**$ 8.4**	8
Total stockholders' equity	19.6	19.4	19.6	0.2	1	—	—
Total liabilities and equity	**$ 135.5**	**$ 133.3**	**$ 127.1**	**$ 2.2**	2 %	**$ 8.4**	7 %

$123.2 billion
Interest-earning assets



Investments and interest-bearing deposits
22%
CRE
6%
Other Commercial
30%
Total Commercial 36%
Other Retail
5%
Automobile
11%
16%
10%
Total Retail 42%
Total home equity
Residential mortgage

$113.3 billion
Deposits/borrowed funds



Borrowed funds
13%
Commercial/ Municipal/ Wholesale
36%
51%
Retail / Personal

Highlights

Linked quarter:

- Total earning assets up 2%
  - Commercial loans up $1.2 billion, given strength in Commercial Real Estate, Middle Market, Franchise Finance, and Corporate Finance
  - Retail loans up $464 million driven by growth in auto, mortgage, and student
- Total deposits increased 3%
  - Growth focused on commercial relationships and consumer checking/savings

Prior year quarter:

- Total earning assets up 6%
  - Retail loans up 7% driven by growth in auto, mortgage and student
  - Commercial loans up 10% due to growth in Commercial Real Estate, Industry Verticals, Mid-Corporate and Franchise Finance
- Total deposits excluding held for sale up $10.9 billion, or 12%, reflecting strength in money-market, term deposits and checking with interest
- Borrowed funds up $1.6 billion driven by sub-debt issuances tied to our capital exchange transactions, as well as senior debt issuance borrowings to enhance LCR

1 Low-cost core deposits include demand, checking with interest, and regular savings.
2 Total deposits includes deposits held for sale.

Citizens Financial Group, Inc.

10

Consumer Banking average loans and leases

$s in billions

Average loans and leases



$47.2B
$47.7B
$49.2B
$50.1B
$50.7B
$2.8
$3.2
$1.8
$10.5
$19.7
$9.2
$2.7
$3.0
$1.6
$11.4
$19.1
$9.9
$2.6
$3.0
$1.8
$12.4
$18.8
$10.6
$2.5
$3.1
$2.3
$12.9
$18.4
$10.9
$2.3
$3.1
$2.7
$13.5
$18.0
$11.1
2Q14
3Q14
4Q14
1Q15
2Q15
Mortgage
Home Equity
Auto
Student
Business Banking
Other 1

	2Q14	3Q14	4Q14	1Q15	2Q15
Yields	3.70%	3.67%	3.68%	3.72%	3.68%

Highlights

Linked quarter:

- Average loans increased $680 million, or 1%
- Net average impact of loan purchases and sales of $207 million in 2Q15; average impact of purchases was an increase of $252 million in auto, $55 million in student and a net decrease of $100 million in mortgages
- Consumer loan yields down 4 basis points reflecting some variability in auto and student

Prior year quarter:

- Average loans up $3.5 billion largely as growth of $3.0 billion in auto, $1.9 billion in mortgages and $0.9 billion in student was partially offset by $1.7 billion lower home equity outstandings
- Loan yields down modestly as the effect of the low-rate environment continued to impact yields

Recent developments:

- SCUSA flows reduced to ~$750 million annually over 2H15, 2016
- Purchased ~$200 million of high-quality student refi loans in 2Q15 from SOFI, with plans to purchase additional $300 million over 3 quarters
- Mortgage pipeline is $1.9 billion as of June 30, 2015, up $300 million QoQ and $1.0 billion YoY

1 Other includes Credit Card, RV, Marine, Other.

Citizens Financial Group, Inc.
11

Commercial Banking average loans and leases

$s in billions

Average loans and leases

$40.2B $41.5B

$38.9B

$37.4B $37.8B $3.0

$2.6

$2.5

$2.2 $2.2

$7.4 $7.7

$6.7 $7.0 $7.2

$6.1 $6.1

$5.8 $6.1 $6.3

$12.0 $12.2

$12.4 $11.8 $11.7

$2.9 $3.1

$2.5 $2.7 $2.8

$2.2 $2.1 $2.5 $2.9 $3.0

$5.6 $5.9 $6.0 $6.3 $6.4

2Q14 3Q14 4Q14 1Q15 2Q15

Yields 2.67% 2.61% 2.63% 2.58% 2.57%

Mid-Corporate Industry Verticals

Franchise Finance Middle Market

Asset Finance Commercial Real Estate

Other 1

Highlights

Linked quarter:

Average loans up $1.2 billion, or 3%, on strength in Commercial Real Estate, Middle Market, Corporate Finance and Franchise Finance Loan yields remained relatively stable despite the continued effect of the low-rate environment

Prior year quarter:

Average loans up $4.1 billion on strength in Commercial Real Estate, Industry Verticals, Mid-Corporate, Franchise Finance and Corporate Finance Loan yields down 10 bps largely reflecting continued impact of low-rate environment

Average funding and cost of funds

$s in billions

Average interest-bearing liabilities1

$85.4B $86.9B

$82.5B

$80.8B $3.9

$3.9

$74.8B $2.0 $2.8 $6.5

$7.0

$1.4 $6.7 $6.1 $4.4

$6.0 $5.1 $4.6

$6.3

$5.7 $12.2 $12.6

$11.9

$10.6

$9.4

$16.6

$15.2 $15.7 $16.0

$13.8

$38.4 $40.1 $40.9 $41.7 $43.0

2Q14 3Q14 4Q14 1Q15 2Q15

Total cost of funds1 0.44% 0.45% 0.49% 0.50% 0.52%

Money market & savings Checking with interest

Term & time deposits Total fed funds & repo

Short-term borrowed funds Total long-term borrowings

Highlights

Linked quarter:

Average interest-bearing deposits increased $2.2 billion, or 3%, with growth in nearly all major categories

DDA up $663 million, interest checking up $522 million, money market & savings up $1.3 billion, and term deposits up $392 million

Total deposit costs increased 2 bps to 0.24%, reflecting the impact of promotional pricing strategies and competitive pressure Continued progress in repositioning liabilities structure to better align with peers

Prior year quarter:

Average interest-bearing deposits increased $10.5 billion, or 17%, on strength across all categories

Total deposit cost of funds increased 8 bps

Summary of progress on strategic initiatives

2Q15 2015

Initiative Commentary

Status Outlook

1	Reenergize household growth 2Q15 YoY checking household growth of 2%; new customer cross-sell rate improved to 3.28 vs. 2.98 in 2Q14

LOs up 86, or 23%, from 2Q14; Origination volume up 68% over 2Q14

2	Expand mortgage sales force

given strong activity in both refinance and purchase originations

Strong growth in organic originations which accounted for

3	Grow Auto approximately 80% of origination volume in 2Q15

Strong new refinance product originations of $363 million in 2Q15;

Consumer 4 Grow Student

new Parent loan product launched in mid-April

5	Expand Business Banking Origination volume of $160mm in 2Q15 up 25% vs. 2Q14

Added 44 wealth managers and 169 licensed bankers over the past

6	Expand Wealth sales force year (overall growth 33%); competitive hiring environment continues

Mid-Corp and specialty verticals grew YoY outstanding balances by 14%

7	Build out Mid-Corp & verticals

and 38%, respectively

Fee income growth of 15% YoY in 2Q15 driven by strong lead left

8	Continue development of Capital transactions, hiring efforts and continued build out of products and

Markets

capabilities

9 Build out Treasury Solutions Continued investment in technology and focus on hiring specialists

10 Grow Franchise Finance Strong client acquisition efforts with a 12% increase in customers in

2Q15 vs. 2Q14

Commercial Originations up 28% in 2Q15 vs. 2Q14, with commitment pipeline up

11a Core: Middle Market

over 10% YoY; continue to see competitive pricing environment

11b Core: CRE CRE loans up 15% YoY to $7.7 billion at 2Q15

New business initiatives progressing with portfolio balance increasing

Core: Asset Finance

11c by 4% YoY

Strong credit quality trends continue

$s in millions

Net charge-offs (recoveries)



$68
$88
$80
$54
$78
$11
$9
$6
$7
$3
$70
$75
$72
$69
$68
0.31%
0.38%
0.35%
0.23%
0.33%
($13)
$4
$2
($22)
$7
2Q14
3Q14
4Q14
1Q15
2Q15
Commercial
Retail
SBO
Net c/o ratio

Highlights

- Overall credit quality remains strong. NPL's declined by $86 million or 8% QoQ and 13% YoY
- Net charge-offs were $78 million, or 0.33% of average loans and leases
  - Commercial net charge-offs were $7 million in 2Q15, reflecting a return to more normalized levels after a large recovery in 1Q15
- Provision for credit losses of $77 million increased $19 million vs. 1Q15 which included a large commercial real estate recovery
  - Results reflect reserve release of $1 million vs. $4 million reserve build in 1Q15
- Allowance as a % of total loans and leases was stable, 1.24% vs. 1.27% in 1Q15
- NPLs to total loans decreased to 1.09% vs. 1.20% in 1Q15
  - Allowance coverage for NPLs 114% vs. 106% in 1Q15

Provision for credit losses, charge-offs, NPLs



$68
$49
$88
$77
$80
$72
$54
$58
$78
$77
$1.2B
$1.1B
$1.1B
$1.1B
$1.1B
2Q14
3Q14
4Q14
1Q15
2Q15
Net charge-offs
Provision For credit losses
NPLs

Allowance for loan and lease losses



$1,210
$1,201
$1,195
$1,202
$1,201
101%
111%
109%
106%
114%
2Q14
3Q14
4Q14
1Q15
2Q15
Allowance for loan and lease losses
Coverage Ratio[1]

1 Allowance for loan and lease losses to nonperforming loans and leases.

Citizens Financial Group, Inc.

15

Capital and liquidity remain strong

$s in billions (period-end)	2Q14	3Q14	4Q14	1Q15	2Q15
	as of				
Basel I/III transitional basis[1,2]	Basel I			Basel III	
Common equity tier 1 capital	$ 13.4	$ 13.3	$ 13.2	$ 13.4	$ 13.3
Risk-weighted assets	$ 101.4	$ 103.2	$ 106.0	$ 109.8	$ 112.1
Common equity tier 1 ratio	**13.3 %**	**12.9 %**	**12.4 %**	**12.2 %**	**11.8 %**
Total capital ratio	**16.2 %**	**16.1 %**	**15.8 %**	**15.5 %**	**15.3 %**
Basel III fully phased-in[1,3]					
Common equity tier 1 ratio	**13.0%**	**12.5%**	**12.1%**	**12.1%**	**11.8%**

Basel III minimum for CET1 ratio	2015	2016	2017	2018	2019
Basel III minimum plus phased-in capital conservation buffer	4.5 %	5.1 %	5.8 %	6.4 %	7.0 %

Capital ratio trend



16.2%
13.3%
16.1%
12.9%
15.8%
12.4%
15.5%
12.2%
15.3%
11.8%
2Q14
3Q14
4Q14
1Q15
2Q15
Total capital ratio 1,2
Common equity tier 1 ratio 1,2

Loan-to-deposit ratio[5]



97%
97%
98%
96%
97%
2Q14
3Q14
4Q14
1Q15
2Q15

Highlights

- Capital levels remain above regional peers
- 2Q15 Basel III common equity tier 1 ratio (transitional basis) down approximately 40 basis points from 1Q15
  - Net income: ~17 bps increase
  - RWA growth: ~25 bps decrease
  - Share repurchase: ~23 bps decrease
  - Dividends & other: ~9 decrease
- LDR remained relatively stable at 97%
- Already meet initial LCR requirement[4]

1 Current reporting period regulatory capital ratios are preliminary.
2 Periods prior to 1Q15 reported on a Basel I basis. Basel III ratios assume that certain definitions impacting qualifying Basel III capital will phase in through 2018. Ratios also reflect the required US Standardized methodology for calculating RWAs, effective January 1, 2015.
3 Prior to Basel III becoming effective January 1, 2015 this was a Non-GAAP financial measure. See important information on use of Non-GAAP items in the Appendix.
4 Based on the September 2014 release of the U.S. version of the Liquidity Coverage Ratio (LCR). Note that as a modified LCR company, CFG's formal compliance requirement of 90% does not begin until January 2016.
5 Period-end Includes held for sale.

Citizens Financial Group, Inc.™
16

Delivered for all stakeholders in 2Q15

Changed 200 Charter One branches in Michigan and Ohio to Citizens Bank to unify and simplify brand

Customers

Ranked as one of the 10 most reputable U.S. banks in annual American Banker reputation survey

Launched an intensive development program for top levels of leaders

Colleagues

Established program in business lines to accelerate and enhance onboarding of new sales team members

Awarded more than $1 million to 72 nonprofit groups across our footprint that provide financial literacy

Community support

Made $175,000 in grants to five organizations in New England and the Mid-Atlantic that provide support for veterans as part of our Champions in Action program

Tracking well overall on key turnaround initiatives

Financial performance broadly in line with expectations

Shareowners

Continue work on further revenue and expenses initiatives

Launched new initiatives to help maintain upward financial trajectory

Making steady progress on broader regulatory remediation effort

Regulators

Focused on resolving older enforcement matters

Objective is to become a top-performing regional bank

3Q15 outlook

3Q15 expectations vs. 2Q15

Net interest Average loan growth rate of ~1.5%

income, net

Net interest margin broadly stable, may have bottomed

interest margin

Operating leverage, Positive operating leverage expected to continue efficiency ratio Modest expense growth due to investments tied to growth initiatives

Credit trends Expect stable asset quality trends

and costs Provision expense expected to continue to normalize

Restructuring

No additional costs expected in 2015

costs

Capital, liquidity Quarter-end Basel III common equity Tier 1 ratio ~11.75%

and funding Loan-to-deposit ratio 97-98%

Incremental revenue and efficiency initiatives (Top II)

2016 Targeted

Pre-tax Benefit

($s in millions)

Category Name Description Revenue Expense

Operations transformation Refine operating model to simplify $25-$30 organization, reduce costs, improve service

levels and enhance controls

Efficiency

Procurement Achieve cost reduction opportunities through $15-$20 further vendor management consolidation

and tighter standards

Commercial Lending/ Improve customer pricing methodology to $20-$25

Pricing Treasury Services better align with competitive landscape,

utilizing enhanced client segmentation

Consumer distribution Launch effort to improve branch and contact $15-$20 channel effectiveness center sales effectiveness, with the goal of

Revenue deepening customer relationships

Enhancement Commercial and Consumer Develop improved high-value customer $15-$20 retention programs, and enhanced tools and

analytics to improve cross-sell efforts

Total $50-$65 $40-$50

$90-$115

Impact on guidance

Broadly reaffirm overall FY 2015 guidance provided on 4Q14 earnings call

Expectation is for lower revenues offset by better expenses, credit provision

Main headwind from rates; now assuming only one rate hike at year-end

Expect Top II initiatives to provide ~$25 million pre-tax benefit in 2015, thereby protecting outlook

Targeted benefit of Top II revenue and efficiency initiatives for 2016 primarily offset slower build on fee-based business, lower NIM starting point

Expect to be able to cover “ROTCE walk” elements ex-rates impact (NII & OCI)

Have adjusted timing for Mortgage and Wealth build-outs to extend an additional year given current trends/market conditions

Plans will be regularly adjusted based on market and competitive conditions, will continue to develop new ideas Current forward Fed Funds curve creates revenue gap in 2016

As a result, achievement of 10% ROTCE run-rate target by end 2016 is likely pushed out

Will provide 2016 guidance in January 2016

Key messages

Continue to execute well on our broad agenda

Good momentum in both Consumer and Commercial

Have developed new initiatives to continue our upward financial trajectory Asset sensitivity continues to be stable, await benefit from higher rates Asset quality, capital ratios, and liquidity position remain strong

Appendix

Quarter over quarter results

Adjusted pre-provision profit1 Period-end loans2 Adjusted return on average

$s in millions $s in billions tangible assets1

$399 13% $96.5 9% 1 bps

$352 $88.8 0.7% 0.7%

2Q14 2Q15 2Q14 2Q15 2Q14 2Q15

Adjusted net income1 Period-end deposits2 Adjusted return on average

$s in millions $s in billions tangible common equity1

$215 5% 10% 39 bps

$205 $100.6 6.3% 6.7%

$91.7

$0.40 8%

$0.37

2Q14 2Q15 2Q14 2Q15 2Q14 2Q15

Adjusted Diluted EPS1

Adjusted results are non-GAAP items and exclude the effect of net restructuring charges and special items associated with Chicago Divestiture, efficiency and effectiveness programs and separation from RBS. See important information on use of Non-GAAP items in the Appendix.

Excludes loans and deposits held for sale.

Linked quarter results

Adjusted pre-provision profit1 Basel III common equity Adjusted return on average

$s in millions tier 1 capital ratio2 tangible assets1

$399 4% ~40 bps 2 bps

$383 12.2% 11.8% 0.7% 0.7%

1Q15 2Q15 1Q15 2Q15 1Q15 2Q15

Adjusted net income1 Tier 1 leverage ratio2 Adjusted return on average

$s in millions tangible common equity1

unchanged ~10 bps 6 bps

$215 $215 10.5% 10.4% 6.7% 6.7%

$0.39 $0.40 3%

1Q15 2Q15 1Q15 2Q15 1Q15 2Q15

Adjusted Diluted EPS1

Adjusted results are non-GAAP items and exclude the effect of net restructuring charges and special items associated with Chicago Divestiture, efficiency and effectiveness programs and separation from RBS. See important information on use of Non-GAAP items in the Appendix.

Current reporting period regulatory capital ratios are preliminary.

Consumer Banking segment

$s in millions	2Q15	1Q15	2Q14	2Q15 change from 1Q15 $	2Q15 change from 1Q15 %	2Q15 change from 2Q14 $	2Q15 change from 2Q14 %	Excluding the estimated impact of Chicago Divestiture[4]
Net interest income	$ 544	$ 533	$ 546	$ 11	2 %	$ (2)	— %	↑ 3%
Noninterest income	230	219	236	11	5	(6)	(3)	↑ 2%
Total revenue	774	752	782	22	3	(8)	(1)	↑ 3%
Noninterest expense	613	596	655	17	3	(42)	(6)	↓ 3%
Pre-provision profit	161	156	127	5	3	34	27	
Provision for credit losses	60	63	59	(3)	(5)	1	2	
Income before income tax expense	101	93	68	8	9	33	49	
Income tax expense	35	32	24	3	9	11	46	
Net income	**$ 66**	**$ 61**	**$ 44**	**$ 5**	8 %	**$ 22**	50 %	
Average balances $s in billions								
Total loans and leases[2]	$ 51.0	$ 50.3	$ 47.4	$ 0.8	2 %	$ 3.7	8 %	
Total deposits[2]	$ 70.0	$ 67.5	$ 70.2	$ 2.4	4 %	$ (0.2)	— %	
Mortgage Banking metrics								
Originations	$ 1,523	$ 1,211	$ 904	$ 312	26 %	$ 619	68 %	
Origination Pipeline	1,897	1,683	1,020	214	13 %	877	86 %	
Gain on sale of secondary originations	2.18%	2.65%	1.91%	(47) bps		27 bps		
Performance metrics								
ROTCE[1,3]	5.7%	5.3%	3.9%	36 bps		179 bps		
Efficiency ratio[1]	79%	79%	84%	— bps		(436) bps		

Highlights

Linked quarter:

- Net income up $5 million
- Net interest income increased $11 million, driven by loan growth and one additional day in the quarter, partially offset by lower yields and higher deposit costs
  - Average loans and deposit growth of 2% and 4%, respectively
- Noninterest income up $11 million as growth was partially offset by lower mortgage banking fees related to the gain in the prior quarter
  - Mortgage originations up 26%
- Noninterest expense increased $17 million as growth was offset by lower insurance and payroll taxes, and occupancy expense

Prior year quarter:

- Net income up $22 million
- Revenue down $8 million driven by an estimated $32 million decrease related to Chicago Divestiture; underlying revenue up $23 million on strong loan growth and momentum in mortgage and household growth
  - Loans up $3.7 billion; total deposits down $200 million reflecting Chicago Divestiture
- Noninterest expense down $42 million, including $20 million related to Chicago Divestiture

1 Non-GAAP item. Adjusted results exclude the effect of net restructuring charges and special items associated with Chicago Divestiture, efficiency and effectiveness programs and separation from RBS. See important information on use of Non-GAAP items in the Appendix.
2 Includes held for sale.
3 Operating segments are allocated capital on a risk-adjusted basis considering economic and regulatory capital requirements. We approximate that regulatory capital is equivalent to a sustainable target level for Tier 1 common equity and then allocate that approximation to the segments based on economic capital.
4 Adjusts 2Q14 results for an estimated $21 million of NII, $11 million of non-interest income and $20 million of noninterest expense associated with the Chicago Divestiture.

Citizens Financial Group, Inc.
25

Commercial Banking segment

$s in millions	2Q15	1Q15	2Q14	2Q15 change from 1Q15 $	1Q15 %	2Q14 $	2Q14 %
Net interest income	$ 286	$ 276	$ 264	$ 10	4 %	$ 22	8 %
Noninterest income	108	100	107	8	8	1	1
Total revenue	394	376	371	18	5	23	6
Noninterest expense	181	173	157	8	5	24	15
Pre-provision profit	213	203	214	10	5	(1)	—
Provision for credit losses	7	(21)	(2)	28	133	9	450
Income before income tax expense	206	224	216	(18)	(8)	(10)	(5)
Income tax expense	71	77	75	(6)	(8)	(4)	(5)
Net income	**$ 135**	**$ 147**	**$ 141**	**$ (12)**	(8) %	**$ (6)**	(4) %
Average balances $s in billions							
Total loans and leases[2]	$ 41.5	$ 40.2	$ 37.4	$ 1.2	3 %	$ 4.1	11 %
Total deposits[2]	$ 22.7	$ 21.9	$ 18.4	$ 0.8	4 %	$ 4.4	24 %
Performance metrics							
ROTCE[1,3]	11.7%	13.2%	13.8%	(146) bps		(209) bps	
Efficiency ratio[1]	46%	46%	42%	6 bps		371 bps	

Highlights

Linked quarter:

- Commercial Banking net income decreased $12 million
- Total revenue up $18 million, net interest income up $10 million on a 3% increase in loans and 4% increase in deposits
  - Strength in Commercial Real Estate, Middle Market, Franchise Finance, Corporate Finance and Mid-Corporate
  - Deposits up $785 million, or 4%
- Noninterest income up $8 million largely reflecting strength in capital markets and interest rate products, partially offset by lower leasing income
- Noninterest expense increased $8 million, as increased outside services, regulatory costs, equipment and advertising expense, was partially offset by lower salaries and benefits and insurance and tax expense

Prior year quarter:

- Net income decreased $6 million, as 6% revenue growth was more than offset by increased noninterest expense including investments to drive future growth and provision expense
- NII up $22 million on $4.1 billion increase in loans and $4.4 billion increase in deposits
- Noninterest income was relatively stable largely as capital markets and interest rate product fees were offset by a decline in leasing income
- Noninterest expense up $24 million driven by increased salaries and benefits tied to growth initiatives, higher insurance, equipment and outside services expense, as well as higher regulatory costs

1 Non-GAAP item. Adjusted results exclude the effect of net restructuring charges and special items associated with Chicago Divestiture, efficiency and effectiveness programs and separation from RBS. See important information on use of Non-GAAP items in the Appendix.
2 Includes held for sale.
3 Operating segments are allocated capital on a risk-adjusted basis considering economic and regulatory capital requirements. We approximate that regulatory capital is equivalent to a sustainable target level for Tier 1 common equity and then allocate that approximation to the segments based on economic capital.

Citizens Financial Group, Inc.
26

Other

2Q15 change from

$s in millions 2Q15 1Q15 2Q14 1Q15 2Q14

$ % $ %

Net interest income $ 10 $ 27 $ 23 $ (17) (63) % $ (13) (57) %

Noninterest income 22 28 297 (6) (21) (275) (93)

Total revenue 32 55 320 (23) (42) (288) (90)

Noninterest expense 47 41 136 6 15 (89) (65)

Pre-provision profit (loss) (15) 14 184 (29) (207) (199) (108)

Provision for credit losses 10 16 (8) (6) (38) 18 225

Income (loss) before income

(25)	(2) 192 (23) NM (217) (113)

tax expense (benefit)

Income tax expense (benefit) (14) (3) 64 (11) (367) (78) (122)

Net income (loss) $ (11) $ 1 $ 128 $ (12) NM % $ (139) (109) %

Average balances

$s in billions

Total loans and leases1 $ 3.6 $ 3.8 $ 4.4 $ (0.2) (6) % $ (0.9) (20) %

Total deposits $ 5.9 $ 6.2 $ 3.6 $ (0.3) (6) % $ 2.2 61%

Includes held for sale.

Restructuring charges and special items

GAAP results included restructuring charges and special items related to enhancing efficiencies and improving processes across the organization and separation from the Royal Bank of Scotland Group plc (“RBS”).

as of and for the three months ended

Restructuring charges and special items June 30, 2015 March 31, 2015 increase/decrease

($s in millions, except per share data) pre-tax after-tax pre-tax after-tax pre-tax after-tax

Noninterest expense restructuring charges

and special items:

Salaries and employee benefits 6 4 (1) — 7 4

Outside services 16 10 8 5 8 5

Occupancy 15 9 2 1 13 8

Equipment expense — — 1 — (1) —

Other operating expense 3 2 — — 3 2

Total noninterest expense restructuring

$ 40 $ 25 $ 10 $ 6 $ 30 $ 19

charges and special items

Net restructuring charges and special items $ (40) $ (25) $ (10) $ (6) $ (30) $ (19)

Diluted EPS impact $ (0.05) $ (0.01) $ (0.04)

Loan Reconciliation

Average balances
$s in millions

	2Q14	3Q14	4Q14	1Q15	2Q15	2Q15 change from 1Q15		2Q15 change from 2Q14	
Consumer Banking Segment	**$ 47,368**	**$ 47,848**	**$ 49,351**	**$ 50,260**	**$ 51,024**	**$ 764**	**2 %**	**$ 3,656**	**8 %**
Add:									
Non-core loans	3,066	2,932	2,801	2,667	2,517	(150)	(6)	(549)	(18)
Retail loans in Commercial Banking [1]	135	134	145	143	161	18	13	26	19
Other	775	737	681	629	586	(43)	(7)	(189)	(24)
Less:									
Commercial loans in Consumer Banking [2]	3,221	3,022	3,017	3,056	3,096	40	1	(125)	(4)
Chicago Divestiture loans reclassed to LHFS	438					-	NM	(438)	(100)
LHFS	138	170	179	197	282	85	43	144	105
Total Retail loans	**$ 47,547**	**$ 48,459**	**$ 49,782**	**$ 50,446**	**$ 50,910**	**$ 464**	**1 %**	**$ 3,363**	**7 %**
Commercial Banking Segment	**$ 37,389**	**$ 37,787**	**$ 38,926**	**$ 40,241**	**$ 41,467**	**$ 1,226**	**3 %**	**$ 4,078**	**11 %**
Add:									
Commercial loans in Consumer Banking [2]	3,221	3,022	3,017	3,056	3,096	40	1	(125)	(4)
Non-core loans	405	353	309	266	230	(36)	(13)	(175)	(43)
CRA	165	171	182	198	212	13	7	47	29
Other	22	25	28	24	23	—	—	1	5
Less:									
Retail loans in Commercial Banking [1]	135	134	145	143	161	18	13	26	19
Chicago Divestiture loans reclassed to LHFS	489					-	NM	(489)	(100)
LHFS	106	33	54	136	171	35	26	65	61
Total Commercial loans	**$ 40,472**	**$ 41,191**	**$ 42,263**	**$ 43,506**	**$ 44,696**	**$ 1,190**	**3 %**	**$ 4,224**	**10 %**

1 Primarily Treasury Solutions (Credit cards).
2 Primarily Business Banking.

Citizens Financial Group, Inc.

29

Non-core home equity portfolio serviced by others (SBO)1

Non-core period-end loans

$3.4B $3.2B $3.0B $2.9B

$2.7B

2Q14 3Q14 4Q14 1Q15 2Q15

Retail Commercial SBO

SBO balances and charge-offs

$2.0B

$1.9B $1.8B

$1.7B $1.6B

2.51% 2.43%

1.67% 1.49%

0.70%

1.56%

1.21% 1.18% 0.81% 0.89%

2Q14 3Q14 4Q14 1Q15 2Q15

SBO balance Charge-offs loans

Charge-offs line of credit

Top 5 SBO balances by state2

$s in millions

$511 $461

$284

$106 $100 $95 $84

CA MD VA FL WA of in

all other out footprint other otprint

ll fo

a

SBO balances by LTV2 SBO balances by FICO2,3

120+

< 70 < 620

3	760+

12% 15%

100-119 26% 31%

16% 70-79 17% 620-679

20%

23% 20% 17%

90-99 80-89 720-759 680-719

SBO balances by product2 SBO Lien Position2

HELOC

$0.5B

30%

2nd Lien 95% 5% 1st Lien

$1.1B

70%

HE Loan

A portion of the serviced by others portfolio is serviced by CFG.

SBO distribution gross period-end balances as of June 30, 2015.

FICO scores updated quarterly.

Non-GAAP Financial Measures

This document contains non-GAAP financial measures. The table below presents reconciliations of certain non-GAAP measures. These reconciliations exclude restructuring charges and/or special items, which are usually included, where applicable, in the financial results presented in accordance with GAAP. Restructuring charges and special items include expenses related to our efforts to improve processes and enhance efficiencies, as well as rebranding, separation from RBS and regulatory expenses.

The non-GAAP measures set forth below include “total revenue”, “noninterest income”, “ noninterest expense”, “pre-provision profit”, “income before income tax expense (benefit)”, “income tax expense (benefit)”, “net income (loss)”, “salaries and employee benefits”, “outside services”, “occupancy”, “equipment expense”, “amortization of software”, “other operating expense”, “net income (loss) per average common share”, “return of average common equity” and “return on average total assets”. In addition, we present computations for “tangible book value per common share”, “return on average tangible common equity”, “return on average total tangible assets” and “efficiency ratio” as part of our non-GAAP measures. Additionally, “pro forma Basel III fully phased-in common equity tier 1 capital” computations for periods prior to first quarter 2015 are presented as part of our non-GAAP measures.

We believe these non-GAAP measures provide useful information to investors because these are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe restructuring charges and special items in any period do not reflect the operational performance of the business in that period and, accordingly, it is useful to consider these line items with and without restructuring charges and special items. We believe this presentation also increases comparability of period-to-period results.

We also consider pro forma capital ratios defined by banking regulators but not effective at each period end to be non-GAAP financial measures. Since analysts and banking regulators may assess our capital adequacy using these pro forma ratios, we believe they are useful to provide investors the ability to assess our capital adequacy on the same basis.

Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by other companies. We caution investors not to place undue reliance on such non-GAAP measures, but instead to consider them with the most directly comparable GAAP measure. Non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation, or as a substitute for our results as reported under GAAP.

Non-GAAP Reconciliation Table

(Excluding restructuring charges and special items)
$s in millions, except per share data

		QUARTERLY TRENDS					FOR THE SIX MONTHS ENDED JUNE 30	
		2Q15	1Q15	4Q14	3Q14	2Q14	2015	2014
Noninterest income, excluding special items:								
Noninterest income (GAAP)	A	$360	$347	$339	$341	$640	$707	$998
Less: Special items - Chicago gain		—	—	—	—	288	—	288
Noninterest income, excluding special items (non-GAAP)	B	$360	$347	$339	$341	$352	$707	$710
Total revenue, excluding special items:								
Total revenue (GAAP)	C	$1,200	$1,183	$1,179	$1,161	$1,473	$2,383	$2,639
Less: Special items - Chicago gain		—	—	—	—	288	—	288
Total revenue, excluding special items (non-GAAP)	D	$1,200	$1,183	$1,179	$1,161	$1,185	$2,383	$2,351
Noninterest expense, excluding restructuring charges and special items:								
Noninterest expense (GAAP)	E	$841	$810	$824	$810	$948	$1,651	$1,758
Less: Restructuring charges and special items	NN	40	10	33	21	115	50	115
Noninterest expense, excluding restructuring charges and special items (non-GAAP)	F	$801	$800	$791	$789	$833	$1,601	$1,643
Net income, excluding restructuring charges and special items:								
Net income (GAAP)	G	$190	$209	$197	$189	$313	$399	$479
Add: Restructuring charges and special items, net of income tax expense (benefit)		25	6	20	13	(108)	31	(108)
Net income, excluding restructuring charges and special items (non-GAAP)	H	$215	$215	$217	$202	$205	$430	$371
Return on average common equity, excluding restructuring charges and special items:								
Average common equity (GAAP)	I	$19,391	$19,407	$19,209	$19,411	$19,607	$19,399	$19,489
Return on average common equity, excluding restructuring charges and special items (non-GAAP)	H/I	4.45 %	4.49 %	4.48 %	4.14 %	4.19 %	4.47 %	3.84 %
Return on average tangible common equity and return on average tangible common equity, excluding restructuring charges and special items:								
Average common equity (GAAP)	I	$19,391	$19,407	$19,209	$19,411	$19,607	$19,399	$19,489
Less: Average goodwill (GAAP)		6,876	6,876	6,876	6,876	6,876	6,876	6,876
Less: Average other intangibles (GAAP)		5	5	6	6	7	5	7
Add: Average deferred tax liabilities related to goodwill (GAAP)		437	422	403	384	369	430	360
Average tangible common equity (non-GAAP)	J	$12,947	$12,948	$12,730	$12,913	$13,093	$12,948	$12,966
Return on average tangible common equity (non-GAAP)	G/J	5.90 %	6.53 %	6.12 %	5.81 %	9.59 %	6.21 %	7.45 %
Return on average tangible common equity, excluding restructuring charges and special items (non-GAAP)	H/J	6.67 %	6.73 %	6.76 %	6.22 %	6.28 %	6.70 %	5.77 %
Return on average total assets, excluding restructuring charges and special items:								
Average total assets (GAAP)	K	$135,521	$133,325	$130,671	$128,691	$127,148	$134,429	$125,535
Return on average total assets, excluding restructuring charges and special items (non-GAAP)	H/K	0.64 %	0.65 %	0.66 %	0.62 %	0.65 %	0.65 %	0.60 %
Return on average total tangible assets and return on average total tangible assets, excluding restructuring charges and special items:								
Average total assets (GAAP)	K	$135,521	$133,325	$130,671	$128,691	$127,148	$134,429	$125,535
Less: Average goodwill (GAAP)		6,876	6,876	6,876	6,876	6,876	6,876	6,876
Less: Average other intangibles (GAAP)		5	5	6	6	7	5	7
Add: Average deferred tax liabilities related to goodwill (GAAP)		437	422	403	384	369	430	360
Average tangible assets (non-GAAP)	L	$129,077	$126,866	$124,192	$122,193	$120,634	$127,978	$119,012
Return on average total tangible assets (non-GAAP)	G/L	0.59 %	0.67 %	0.63 %	0.61 %	1.04 %	0.63 %	0.81 %
Return on average total tangible assets, excluding restructuring charges and special items (non-GAAP)	H/L	0.67 %	0.69 %	0.69 %	0.66 %	0.68 %	0.68 %	0.63 %

Citizens Financial Group, Inc.™

32

Non-GAAP Reconciliation Table

(Excluding restructuring charges and special items)
$s in millions, except per share data

		QUARTERLY TRENDS					FOR THE SIX MONTHS ENDED JUNE 30	
		2Q15	1Q15	4Q14	3Q14	2Q14	2015	2014
Efficiency ratio and efficiency ratio, excluding restructuring charges and special items:								
Net interest income (GAAP)		$840	$836	$840	$820	$833	$1,676	$1,641
Add: Noninterest income (GAAP)		360	347	339	341	640	707	998
Total revenue (GAAP)	C	$1,200	$1,183	$1,179	$1,161	$1,473	$2,383	$2,639
Efficiency ratio (non-GAAP)	E/C	70.02 %	68.49 %	69.88 %	69.84 %	64.33 %	69.27 %	66.58 %
Efficiency ratio, excluding restructuring charges and special items (non-GAAP)	F/D	66.7 %	67.65 %	67.11 %	68.02 %	70.23 %	67.17 %	69.83 %
Tangible book value per common share:								
Common shares - at end of period (GAAP)	M	537,149,717	547,490,812	545,884,519	559,998,324	559,998,324	537,149,717	559,998,324
Stockholders' equity (GAAP)		$19,339	$19,564	$19,268	$19,383	$19,597	$19,339	$19,597
Less: Goodwill (GAAP)		6,876	6,876	6,876	6,876	6,876	6,876	6,876
Less: Other intangible assets (GAAP)		4	5	6	6	7	4	7
Add: Deferred tax liabilities related to goodwill (GAAP)		450	434	420	399	384	450	384
Tangible common equity (non-GAAP)	N	$12,909	$13,117	$12,806	$12,900	$13,098	$12,909	$13,098
Tangible book value per common share (non-GAAP)	N/M	$24.03	$23.96	$23.46	$23.04	$23.39	$24.03	$23.39
Net income per average common share - basic and diluted, excluding restructuring charges and special items:								
Average common shares outstanding - basic (GAAP)	O	537,729,248	546,291,363	546,810,009	559,998,324	559,998,324	541,986,653	559,998,324
Average common shares outstanding - diluted (GAAP)	P	539,909,366	549,798,717	550,676,298	560,243,747	559,998,324	544,804,268	559,998,324
Net income applicable to common stockholders (GAAP)	Q	$190	$209	$197	$189	$313	$399	$479
Net income per average common share - basic (GAAP)	Q/O	0.35	0.38	0.36	0.34	0.56	0.74	0.86
Net income per average common share - diluted (GAAP)	Q/P	0.35	0.38	0.36	0.34	0.56	0.73	0.86
Net income applicable to common stockholders, excluding restructuring charges and special items (non-GAAP)	R	215	215	217	202	205	430	371
Net income per average common share - basic, excluding restructuring charges and special items (non-GAAP)	R/O	0.40	0.39	0.40	0.36	0.37	0.79	0.66
Net income per average common share - diluted, excluding restructuring charges and special items (non-GAAP)	R/P	0.40	0.39	0.39	0.36	0.37	0.79	0.66
Pro forma Basel III fully phased-in common equity tier 1 capital ratio[1]:								
Common equity tier 1 (regulatory)		$13,270	$13,360	$13,173	$13,330	$13,448		
Less: Change in DTA and other threshold deductions (GAAP)		3	3	(6)	(5)	(7)		
Pro forma Basel III fully phased-in common equity tier 1 (non-GAAP)	S	$13,267	$13,357	$13,179	$13,335	$13,455		
Risk-weighted assets (regulatory general risk weight approach)		$112,131	$109,786	$105,964	$103,207	$101,397		
Add: Net change in credit and other risk-weighted assets (regulatory)		247	242	2,882	3,207	2,383		
Basel III standardized approach risk-weighted assets (non-GAAP)	T	$112,378	$110,028	$108,846	$106,414	$103,780		
Pro forma Basel III fully phased-in common equity tier 1 capital ratio (non-GAAP)[1]	S/T	11.8%	12.1%	12.1%	12.5%	13.0%		
Other Income, excluding restructuring charges and special items:								
Bank-owned life insurance income		$14	$12			$12		
Other income		15	26			316		
Total other income (GAAP)	U	$29	$38			$328		
Less: Restructuring charges and special items		—	—			288		
Other Income, excluding restructuring charges and special items (non-GAAP)	V	$29	$38			$40		
Salaries and employee benefits, excluding restructuring charges and special items:								
Salaries and employee benefits (GAAP)	W	$411	$419	$397	$409	$467	$830	$872
Less: Restructuring charges and special items		6	(1)	1	—	43	5	43
Salaries and employee benefits, excluding restructuring charges and special items (non-GAAP)	X	$405	$420	$396	$409	$424	$825	$829

[1] Periods prior to 1Q15 reported on a Basel I basis. Basel III ratios assume certain definitions impacting qualifying Basel III capital, which otherwise will phase in through 2018, are fully phased-in. Ratios also reflect the required US Standardized methodology for calculating RWAs, effective January 1, 2015.

Citizens Financial Group, Inc.™

33

Non-GAAP Reconciliation Table

(Excluding restructuring charges and special items)
$s in millions, except per share data

		QUARTERLY TRENDS					FOR THE SIX MONTHS ENDED JUNE 30	
		2Q15	1Q15	4Q14	3Q14	2Q14	2015	2014
Outside services, excluding restructuring charges and special items:								
Outside services (GAAP)	Y	$99	$79	$106	$106	$125	$178	$208
Less: Restructuring charges and special items		16	8	18	19	41	24	41
Outside services, excluding restructuring charges and special items (non-GAAP)	Z	$83	$71	$88	$87	$84	$154	$167
Occupancy, excluding restructuring charges and special items:								
Occupancy (GAAP)	AA	$90	$80	$81	$77	$87	$170	$168
Less: Restructuring charges and special items		15	2	5	2	9	17	9
Occupancy, excluding restructuring charges and special items (non-GAAP)	BB	$75	$78	$76	$75	$78	$153	$159
Equipment expense, excluding restructuring charges and special items:								
Equipment expense (GAAP)	CC	$65	$63	$63	$58	$65	$128	$129
Less: Restructuring charges and special items		—	1	1	—	3	1	3
Equipment expense, excluding restructuring charges and special items (non-GAAP)	DD	$65	$62	$62	$58	$62	$127	$126
Amortization of software, excluding restructuring charges and special items:								
Amortization of software	EE	$37	$36	$43	$38	$33	$73	$64
Less: Restructuring charges and special items		—	—	6	—	—	—	—
Amortization of software, excluding restructuring charges and special items (non-GAAP)	FF	$37	$36	$37	$38	$33	$73	$64
Other operating expense, excluding restructuring charges and special items:								
Other operating expense (GAAP)	GG	$139	$133	$134	$122	$171	$272	$317
Less: Restructuring charges and special items		3	—	2	—	19	3	19
Other operating expense, excluding restructuring charges and special items (non-GAAP)	HH	$136	$133	$132	$122	$152	$269	$298
Pre-provision profit, excluding restructuring charges and special items:								
Total revenue, excluding restructuring charges and special items (non-GAAP)	D	$1,200	$1,183	$1,179	$1,161	$1,185	$2,383	$2,351
Less: Noninterest expense, excluding restructuring charges and special items (non-GAAP)	F	801	800	791	789	833	1,601	1,643
Pre-provision profit, excluding restructuring charges and special items (non-GAAP)	II	$399	$383	$388	$372	$352	$782	$708
Income before income tax expense (benefit), excluding restructuring charges and special items:								
Income before income tax expense (GAAP)	JJ	$282	$315	$283	$274	$476	$597	$711
Less: Income before income tax expense (benefit) related to restructuring charges and special items (GAAP)		(40)	(10)	(33)	(21)	173	(50)	173
Income before income tax expense, excluding restructuring charges and special items (non-GAAP)	KK	$322	$325	$316	$295	$303	$647	$538
Income tax expense, excluding restructuring charges and special items:								
Income tax expense (GAAP)	LL	$92	$106	$86	$85	$163	$198	$232
Less: Income tax (benefit) related to restructuring charges and special items (GAAP)		(15)	(4)	(13)	(8)	65	(19)	65
Income tax expense, excluding restructuring charges and special items (non-GAAP)	MM	$107	$110	$99	$93	$98	$217	$167
Restructuring charges and special expense items include:								
Restructuring charges		$25	$1	$10	$1	$103	$26	$103
Special items		15	9	23	20	12	24	12
Restructuring charges and special expense items	NN	$40	$10	$33	$21	$115	$50	$115

		QUARTERLY TRENDS					2Q15 v 1Q15	2Q15 v 2Q14
		2Q15	1Q15	4Q14	3Q14	2Q14	% Change	% Change
Operating leverage, excluding restructuring charges and special items:								
Total revenue, excluding restructuring charges and special items (non-GAAP)	D	$1,200	$1,183			$1,185	1.4%	1.3%
Less: Noninterest expense, excluding restructuring charges and special items (non-GAAP)	F	$801	$800			$833	0.1%	(3.8)%
Operating leverage, excluding restructuring charges and special items: (non-GAAP)	OO						**1.3%**	**5.1%**

Citizens Financial Group, Inc.™

34

Non-GAAP Reconciliation Table

Non-GAAP Reconciliation - Segments
$s in millions

Three Months Ended June 30, 2015

		Consumer Banking	Commercial Banking	Other	Consolidated
Net income (loss) (GAAP)	A	$66	$135	($11)	$190
Return on average tangible common equity					
Average common equity (GAAP)	B	$4,681	$4,625	$10,085	$19,391
Less: Average goodwill (GAAP)		—	—	6,876	6,876
Average other intangibles (GAAP)		—	—	5	5
Add: Average deferred tax liabilities related to goodwill (GAAP)		—	—	437	437
Average tangible common equity (non-GAAP)	C	$4,681	$4,625	$3,641	$12,947
Return on average tangible common equity (non-GAAP)	A/C	5.66 %	11.69 %	NM	5.90 %
Return on average total tangible assets					
Average total assets (GAAP)	D	$52,489	$42,617	$40,415	$135,521
Less: Average goodwill (GAAP)		—	—	6,876	6,876
Average other intangibles (GAAP)		—	—	5	5
Add: Average deferred tax liabilities related to goodwill (GAAP)		—	—	437	437
Average tangible assets (non-GAAP)	E	$52,489	$42,617	$33,971	$129,077
Return on average total tangible assets (non-GAAP)	A/E	0.51 %	1.27 %	NM	0.59 %
Efficiency ratio					
Noninterest expense (GAAP)	F	$613	$181	$47	$841
Net interest income (GAAP)		544	286	10	840
Noninterest income (GAAP)		230	108	22	360
Total revenue	G	$774	$394	$32	$1,200
Efficiency ratio (non-GAAP)	F/G	79.25 %	46.07 %	NM	70.02 %

Three Months Ended March 31, 2015

		Consumer Banking	Commercial Banking	Other	Consolidated
Net income (loss) (GAAP)	A	$61	$147	$1	$209
Return on average tangible common equity					
Average common equity (GAAP)	B	$4,649	$4,526	$10,232	$19,407
Less: Average goodwill (GAAP)		—	—	6,876	6,876
Average other intangibles (GAAP)		—	—	5	5
Add: Average deferred tax liabilities related to goodwill (GAAP)		—	—	422	422
Average tangible common equity (non-GAAP)	C	$4,649	$4,526	$3,773	$12,948
Return on average tangible common equity (non-GAAP)	A/C	5.30 %	13.15 %	NM	6.53 %
Return on average total tangible assets					
Average total assets (GAAP)	D	$51,602	$41,606	$40,117	$133,325
Less: Average goodwill (GAAP)		—	—	6,876	6,876
Average other intangibles (GAAP)		—	—	5	5
Add: Average deferred tax liabilities related to goodwill (GAAP)		—	—	422	422
Average tangible assets (non-GAAP)	E	$51,602	$41,606	$33,658	$126,866
Return on average total tangible assets (non-GAAP)	A/E	0.48 %	1.43 %	NM	0.67 %
Efficiency ratio					
Noninterest expense (GAAP)	F	$596	$173	$41	$810
Net interest income (GAAP)		533	276	27	836
Noninterest income (GAAP)		219	100	28	347
Total revenue	G	$752	$376	$55	$1,183
Efficiency ratio (non-GAAP)	F/G	79.25 %	46.01 %	NM	68.49 %

Three Months Ended December 31, 2014

		Consumer Banking	Commercial Banking	Other	Consolidated
Net income (loss) (GAAP)	A	$52	$140	$5	$197
Return on average tangible common equity					
Average common equity (GAAP)	B	$4,756	$4,334	$10,119	$19,209
Less: Average goodwill (GAAP)		—	—	6,876	6,876
Average other intangibles (GAAP)		—	—	6	6
Add: Average deferred tax liabilities related to goodwill (GAAP)		—	—	403	403
Average tangible common equity (non-GAAP)	C	$4,756	$4,334	$3,640	$12,730
Return on average tangible common equity (non-GAAP)	A/C	4.30 %	12.76 %	NM	6.12 %
Return on average total tangible assets					
Average total assets (GAAP)	D	$50,546	$40,061	$40,064	$130,671
Less: Average goodwill (GAAP)		—	—	6,876	6,876
Average other intangibles (GAAP)		—	—	6	6
Add: Average deferred tax liabilities related to goodwill (GAAP)		—	—	403	403
Average tangible assets (non-GAAP)	E	$50,546	$40,061	$33,585	$124,192
Return on average total tangible assets (non-GAAP)	A/E	0.40 %	1.38 %	NM	0.63 %
Efficiency ratio					
Noninterest expense (GAAP)	F	$611	$180	$33	$824
Net interest income (GAAP)		536	283	21	840
Noninterest income (GAAP)		218	111	10	339
Total revenue	G	$754	$394	$31	$1,179
Efficiency ratio (non-GAAP)	F/G	81.09 %	45.48 %	NM	69.88 %

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS - SEGMENTS (CONTINUED)
(dollars in millions)

Three Months Ended September 30, 2014

		Consumer Banking	Commercial Banking	Other	Consolidated
Net income (loss) (GAAP)	A	$54	$139	($4)	$189
Return on average tangible common equity					
Average common equity (GAAP)	B	$4,685	$4,205	$10,521	$19,411
Less: Average goodwill (GAAP)		—	—	6,876	6,876
Average other intangibles (GAAP)		—	—	6	6
Add: Average deferred tax liabilities related to goodwill (GAAP)		—	—	384	384
Average tangible common equity (non-GAAP)	C	$4,685	$4,205	$4,023	$12,913
Return on average tangible common equity (non-GAAP)	A/C	4.57 %	13.10 %	NM	5.81 %
Return on average total tangible assets					
Average total assets (GAAP)	D	$49,012	$38,854	$40,825	$128,691
Less: Average goodwill (GAAP)		—	—	6,876	6,876
Average other intangibles (GAAP)		—	—	6	6
Add: Average deferred tax liabilities related to goodwill (GAAP)		—	—	384	384
Average tangible assets (non-GAAP)	E	$49,012	$38,854	$34,327	$122,193
Return on average total tangible assets (non-GAAP)	A/E	0.44 %	1.42 %	NM	0.61 %
Efficiency ratio					
Noninterest expense (GAAP)	F	$609	$162	$39	$810
Net interest income (GAAP)		532	270	18	820
Noninterest income (GAAP)		226	104	11	341
Total revenue	G	$758	$374	$29	$1,161
Efficiency ratio (non-GAAP)	F/G	80.42 %	43.35 %	NM	69.84 %

Three Months Ended June 30, 2014

		Consumer Banking	Commercial Banking	Other	Consolidated
Net income (loss) (GAAP)	A	$44	$141	$128	$313
Return on average tangible common equity					
Average common equity (GAAP)	B	$4,640	$4,129	$10,838	$19,607
Less: Average goodwill (GAAP)		—	—	6,876	6,876
Average other intangibles (GAAP)		—	—	7	7
Add: Average deferred tax liabilities related to goodwill (GAAP)		—	—	369	369
Average tangible common equity (non-GAAP)	C	$4,640	$4,129	$4,324	$13,093
Return on average tangible common equity (non-GAAP)	A/C	3.87 %	13.78 %	NM	9.59 %
Return on average total tangible assets					
Average total assets (GAAP)	D	$48,556	$38,022	$40,570	$127,148
Less: Average goodwill (GAAP)		—	—	6,876	6,876
Average other intangibles (GAAP)		—	—	7	7
Add: Average deferred tax liabilities related to goodwill (GAAP)		—	—	369	369
Average tangible assets (non-GAAP)	E	$48,556	$38,022	$34,056	$120,634
Return on average total tangible assets (non-GAAP)	A/E	0.37 %	1.50 %	NM	1.04 %
Efficiency ratio					
Noninterest expense (GAAP)	F	$655	$157	$136	$948
Net interest income (GAAP)		546	264	23	833
Noninterest income (GAAP)		236	107	297	640
Total revenue	G	$782	$371	$320	$1,473
Efficiency ratio (non-GAAP)	F/G	83.61 %	42.36 %	NM	64.33 %

Citizens Financial Group, Inc.™

35

Non-GAAP Reconciliation Table

Non-GAAP Reconciliation - Segments
$s in millions

		FOR THE SIX MONTHS ENDED JUNE 30,							
		2015				2014			
		Consumer Banking	Commercial Banking	Other	Consolidated	Consumer Banking	Commercial Banking	Other	Consolidated
Net income (loss) (GAAP)	A	$127	$282	($10)	$399	$76	$282	$121	$479
Return on average tangible common equity									
Average common equity (GAAP)	B	$4,665	$4,576	$10,158	$19,399	$4,609	$4,076	$10,804	$19,489
Less: Average goodwill (GAAP)		—	—	6,876	6,876	—	—	6,876	6,876
Average other intangibles (GAAP)		—	—	5	5	—	—	7	7
Add: Average deferred tax liabilities related to goodwill (GAAP)		—	—	430	430	—	—	360	360
Average tangible common equity (non-GAAP)	C	$4,665	$4,576	$3,707	$12,948	$4,609	$4,076	$4,281	$12,966
Return on average tangible common equity (non-GAAP)	A/C	5.48 %	12.41 %	NM	6.21 %	3.35 %	13.97 %	NM	7.45 %
Return on average total tangible assets									
Average total assets (GAAP)	D	$52,048	$42,114	$40,267	$134,429	$48,085	$37,491	$39,959	$125,535
Less: Average goodwill (GAAP)		—	—	6,876	6,876	—	—	6,876	6,876
Average other intangibles (GAAP)		—	—	5	5	—	—	7	7
Add: Average deferred tax liabilities related to goodwill (GAAP)		—	—	430	430	—	—	360	360
Average tangible assets (non-GAAP)	E	$52,048	$42,114	$33,816	$127,978	$48,085	$37,491	$33,436	$119,012
Return on average total tangible assets (non-GAAP)	A/E	0.49 %	1.35 %	NM	0.63 %	0.32 %	1.52 %	NM	0.81 %
Efficiency ratio									
Noninterest expense (GAAP)	F	$1,209	$354	$88	$1,651	$1,293	$310	$155	$1,758
Net interest income (GAAP)		1,077	562	37	1,676	1,083	520	38	1,641
Noninterest income (GAAP)		449	208	50	707	455	214	329	998
Total revenue	G	$1,526	$770	$87	$2,383	$1,538	$734	$367	$2,639
Efficiency ratio (non-GAAP)	F/G	79.25 %	46.04 %	NM	69.27 %	84.00 %	42.25 %	NM	66.58 %

Citizens Financial Group, Inc.
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Citizens financial Groups, Inc™